As filed with the Securities and Exchange Commission on February 29, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

DENDREON CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1301 2nd Avenue, Suite 3200	22-3203193
(State or other jurisdiction of incorporation or organization)	Seattle, WA 98101 (206) 256-4545	(I.R.S. Employer Identification Number)

(Address, including zip code, of principal executive offices)

2012 Equity Incentive Inducement Award Plan

(Full title of the plan)

Esmé C. Smith

Vice President, Deputy General Counsel and Assistant Secretary

Dendreon Corporation

1301 2nd Avenue, Suite 3200

Seattle, Washington 98101

(Name and address of agent for service)

(206) 256-4545

(Telephone number, including area code, of agent for service)

Copy to:

Patrick J. Schultheis, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

701 Fifth Avenue, Suite 5100

Seattle, WA 98104

(206) 883-2500

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock ($0.001 par value) (3)	3,000,000	$12.82	$38,460,000	$4,407.52

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
(2)	The estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(h) to be the average of the high and low sales prices reported on the Nasdaq Stock Market on February 27, 2012.
(3)	Includes related preferred stock purchase rights under the company’s Rights Agreement relating to its Series A Junior Participating Preferred Stock, par value $.001 per share.

PART I

Item 1.	Plan Information.*

Item 2.	Registration Information and Employee Plan Annual Information.*

Upon written or oral request, we will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. We will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Requests for the above-referenced information should be directed to Dendreon Corporation, 1301 2nd Avenue, Suite 3200, Seattle, Washington 98101 Attention: Corporate Secretary, telephone number (206) 256-4545.

*	Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act is not required to be filed with the Securities and Exchange Commission (“Commission”) and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the explanatory note to Part I of Form S-8. Such information will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents and information previously filed with the Securities and Exchange Commission (the “SEC”) by the registrant are hereby incorporated by reference in this registration statement:

(a)	The company’s annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the company’s latest fiscal year ended December 31, 2011, as filed with the SEC on February 29, 2012.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the company’s last filing on Form 10-K referred to in (a) above.

(c)	The description of our common stock set forth in our Registration Statement on Form S-1, which was filed with the SEC on March 8, 2000 (File No. 333-31920), and the description of the company’s Series A Junior Participating Preferred Stock set forth in our Current Report on Form 8-K, as filed with the SEC on September 25, 2002 (File No. 000-30681), and in Exhibit 4.1 thereto.

In addition, all documents filed by the company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Any statement contained in a report or document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed report or document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The company’s bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent not prohibited by the DGCL. The company’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as directors to the company and its stockholders. This provision in the certificate of incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The company has entered into indemnification agreements with its officers and directors. The indemnification agreements provide its officers and directors with further indemnification to the maximum extent permitted by the DGCL. The company maintains liability insurance for its directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed with the registrant’s Form 10-Q, filed with the Securities and Exchange Commission on May 14, 2002).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K, filed with the Securities and Exchange Commission on June 13, 2005).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K, filed with the Securities and Exchange Commission on June 16, 2009).

4.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K, filed with the Securities and Exchange Commission on December 7, 2011).

4.5	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the registrant’s Registration Statement on Form S-1 (filed with the Securities and Exchange Commission on May 22, 2000).

4.6	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 25, 2002).

4.7	Rights Agreement between the registrant and Mellon Investor Services, LLC, as Rights Agent, dated September 18, 2002 (incorporated by reference to Exhibit 99.2 to the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 25, 2002).

4.8	Form of Rights Certificate (incorporated by reference to Exhibit 99.3 to the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 25, 2002).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (see Page II-5).

99.1	Dendreon Corporation 2012 Equity Incentive Inducement Award Plan (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 19, 2012).

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on February 28, 2012.

DENDREON CORPORATION

By:	/s/ Gregory T. Schiffman
Gregory T. Schiffman
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory T. Schiffman and John H. Johnson and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his or her substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ John H. Johnson John H. Johnson	Director, President and Chief Executive Officer (Principal Executive Officer)	February 28, 2012

/s/ Gregory T. Schiffman Gregory T. Schiffman	Executive Vice President and Chief Financial Officer	February 28, 2012

/s/ Gregory R. Cox Gregory R. Cox	Vice President, Finance (Principal Financial Officer)	February 28, 2012

/s/ Mitchell H. Gold Mitchell H. Gold	Executive Chairman of the Board	February 28, 2012

/s/ Susan S. Bayh Susan B. Bayh	Director	February 28, 2012

/s/ Richard B. Brewer Richard B. Brewer	Director	February 28, 2012

/s/ Gerardo Canet Gerardo Canet	Director	February 28, 2012

SIGNATURE	TITLE	DATE

/s/ Bogdan Dziurzynski Bogdan Dziurzynski	Director	February 28, 2012

/s/ Dennis M. Fenton Dennis M. Fenton	Director	February 28, 2012

/s/ Pedro Granadillo Pedro Granadillo	Director	February 28, 2012

/s/ David C. Stump David C. Stump	Director	February 28, 2012

/s/ David L. Urdal David L. Urdal	Director	February 28, 2012

/s/ Douglas G. Watson Douglas G. Watson	Lead Independent Director	February 28, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed with the registrant’s Form 10-Q, filed with the Securities and Exchange Commission on May 14, 2002).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K, filed with the Securities and Exchange Commission on June 13, 2005).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K, filed with the Securities and Exchange Commission on June 16, 2009).

4.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K, filed with the Securities and Exchange Commission on December 7, 2011).

4.5	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the registrant’s Registration Statement on Form S-1 (filed with the Securities and Exchange Commission on May 22, 2000).

4.6	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 25, 2002).

4.7	Rights Agreement between the registrant and Mellon Investor Services, LLC, as Rights Agent, dated September 18, 2002 (incorporated by reference to Exhibit 99.2 to the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 25, 2002).

4.8	Form of Rights Certificate (incorporated by reference to Exhibit 99.3 to the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 25, 2002).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (see Page II-5).

99.1	Dendreon Corporation 2012 Equity Incentive Inducement Award Plan (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 19, 2012).